EXHIBIT 10.2

        This Warrant was issued on July 31, 1997, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). This Warrant and the shares of Common Stock or other securities purchasable upon the exercise hereof may not be offered, sold, assigned, transferred or hypothecated except in compliance with the 1933 Act. The details of the steps required to be taken for such compliance are contained in Section 5 of this Warrant.

                      STOCK PURCHASE WARRANT

Date of Issuance:  July 31, 1997            Certificate No. W-US1

             FOR VALUE RECEIVED, Seragen, Inc., a Delaware corporation (the "Company"), hereby grants to United States Surgical Corporation, a Delaware corporation (the "Registered Holder"), the right to purchase from the Company Five Hundred Thousand (500,000) shares of Common Stock at an exercise price equal to $.5625 per share (the "Exercise Price"). The Exercise Price and the amount and kind of securities purchasable pursuant to the rights granted hereunder may be subject to further adjustment pursuant to the provisions of
Section 3 of this Warrant.

SECTION 1.   CERTAIN DEFINITIONS.

             When used in this Warrant, the following terms, when capitalized, shall have the meanings set forth below. Certain other terms are defined in the text of this Warrant.

             "Common Stock" means the common stock, par value $.01 per share, of the Company.

             "Company" means Seragen, Inc. and any other corporation or other entity which shall succeed to or assume the obligations of the Company.

             "Date of Issuance" means July 31, 1997.

             "1933 Act" means the Securities Act of 1933, as amended from time to time, and any successor law then in effect.

             "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.


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SECTION 2.   EXERCISE OF WARRANT.

             2.01 Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the period beginning on the Date of Issuance and ending on August 1, 2002 (the "Exercise Period"). At the close of business on the last day of the Exercise Period, all rights evidenced by this Warrant shall cease, and this Warrant shall become void.

             2.02  Exercise Procedure.

             (a) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                  (i) a completed Exercise Agreement, as described in subsection 2.03 below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                 (ii)  this Warrant;

                (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5; and

                 (iv) payment of cash, by wire transfer or by certified or official bank check payable to the order of the Company, equal to the product of (A) the number of shares of Common Stock designated by the holder in the Exercise Agreement and (B) the Exercise Price then in effect.

             (b) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser as soon as practicable after the date of the Exercise Time. Unless this Warrant has expired or the entire Warrant has been exercised, the Company will prepare a new warrant representing the rights formerly represented by this Warrant which have not been exercised and will deliver such new warrant to the Person designated for delivery in the Exercise Agreement.

             (c) The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the recordholder of such shares at the Exercise Time.

             (d) The Company will not close its books with respect to the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued shares of Common Stock issuable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

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             2.03  Exercise Agreement.  Upon any exercise of this Warrant, the
Exercise Agreement shall be executed substantially in the form set forth in
Exhibit I hereto. If the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall state the name of the Person to whom the certificates for such shares are to be issued, and if the number of shares to be issued does not include all the shares purchasable hereunder, it shall state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered, and in either such case the Registered Holder shall have complied with the provisions set forth in Section 5. Such Exercise Agreement shall be dated the actual date of the execution thereof.

             2.04 Fractional Shares. If a fractional share would be issuable upon exercise of all or a portion of this Warrant, the Company will deliver to the Purchaser, as soon as practicable after the date of the Exercise Time, a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the difference between (i) the fair market price of such fractional share as of the date of the Exercise Time, as determined in good faith by the Company, and (ii) the Exercise Price with respect to such fractional share.

             2.05 Payment of Taxes. The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance or delivery of any shares of Common Stock upon the exercise of this Warrant, unless the shares of Common Stock are to be delivered to a purchaser other than the Registered Holder, in which case such delivery will be made only upon payment by the Registered Holder or such purchaser, as the case may be, of any such taxes or other charges. Any documentary, stamp or similar taxes and other governmental charges imposed with respect to the transfer of this Warrant shall be borne by the transferor or transferee, as applicable, and payment of such taxes or other charges shall be a condition to the effective transfer of this Warrant.

SECTION 3.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

             3.01 Adjustments. The Exercise Price and the number of shares purchasable upon exercise of this Warrant are subject to adjustment from time to time as provided in this Section 3.

             (a) If the Company shall issue shares of Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of Common Stock into a lesser number of shares, then the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately reduced. In either such event, the Exercise Price of this Warrant shall remain unchanged.

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             (b)  In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation or change in the capital structure of the Company, then, as a condition of the change in the capital structure of the Company, lawful and adequate provision will be made so that the Registered Holder of this Warrant will have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock or other securities or property to which such Registered Holder would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, had the Registered Holder held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustments will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Registered Holder of this Warrant, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.


             3.02  Notice Requirements.  In case the Company:

             (a) shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash);

             (b) take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights;

             (c) take a record of the holders of its Common Stock for the purpose of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or conveyance of all or substantially all of the assets of the Company; or

             (d) take a record of the holders of its Common Stock for the purpose of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall mail to the Registered Holder of this Warrant, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, on which said dividend, distribution or rights, or an exchange of shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidating or winding up, as the case may be, is expected to occur. The failure to give such notice shall give the Registered Holder of this Warrant who did not have actual notice thereof the right to require the Company, or its successor, to treat this Warrant as having been exercised prior to such record date, but shall not affect the validity of any such proceeding or transaction.

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             3.03  Delivery of Officer's Certificate.  Whenever an adjustment required by the provisions of this section 3 shall occur, the Company shall forthwith deliver to the Registered Holder of this Warrant an officer's certificate showing the adjustment or adjustments determined as therein provided, setting forth in reasonable detail the facts requiring such adjustment, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Said certificate shall be conclusive and shall be binding upon the Registered Holder unless contested by the Registered Holder by written notice to the Company within ten days after receipt of the certificate.

             3.04 No Adjustment Under Certain Circumstances. No adjustment of the Exercise Price shall be made unless adjustment would require an increase or decrease of at least 5% of the Exercise Price; provided that any adjustments that by reason of this Section 3.04 are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, that together with any adjustments(s) so carried forward, shall require an increase or decrease of at least 5% in the Exercise Price then in effect.

SECTION 4.   NO STOCKHOLDER RIGHTS.

             This Warrant does not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company.

SECTION 5.   COMPLIANCE WITH THE 1933 ACT; TRANSFERABILITY.

             5.01 Compliance with the 1933 Act. The Registered Holder acknowledges that neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the 1933 Act and agrees that this Warrant may not be exercised by the registered holder hereof unless (i) the shares of Common stock purchasable upon the exercise thereof are registered under the 1933 Act, or the transaction in which the shares of Common stock are to be issued is exempted from the application of the 1933 Act, and (ii) such shares of Common stock are registered or otherwise qualified for sale under the securities laws of the State in which the registered holder resides or an exemption from such registration or qualification is available under such laws. The Registered Holder further agrees not to offer, sell, hypothecate, transfer or otherwise dispose of this Warrant or any shares of Common Stock issuable upon exercise of this Warrant to any other person unless a registration statement covering the offer, sale, hypothecation, transfer or other disposition shall then be effective under the 1933 Act and all applicable State securities laws, or there shall have been delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such offer, sale, hypothecation, transfer or other disposition may be effected without compliance with the registration and prospectus delivery requirements of the 1933 Act and all applicable State securities laws. Each certificate evidencing shares of Common Stock issued upon exercise of this Warrant shall bear a legend to the foregoing effect, and the Registered Holder and any other Person to whom, in accordance with subsection 2.03, a certificate for shares or a new Warrant is to be delivered shall be required, at or before receipt of such certificate or Warrant, to execute and deliver to the Company a letter to the effect that it is acquiring the shares evidenced by such certificate or such Warrant for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the 1933 Act and all applicable State securities laws.

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             5.02  Transferability.  Subject to the transfer conditions set forth in Section 5.01, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender by the Registered Holder of this Warrant with a properly executed Assignment (in the form of Exhibit II hereof) at the principal office of the Company.

SECTION 6.   WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS.

             This Warrant is exchangeable, upon the surrender hereof by the Registered Holder, at the principal office of the Company, for a new Warrant certificate or certificates of like kind representing in the aggregate the purchase rights hereunder, and each of such new Warrant certificate will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

SECTION 7.   REPLACEMENT.

             Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, the Company will (at its expense) execute and deliver in lieu of such certificate a new Warrant certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The Company may require as a condition of the issuance of such replacement certificate, indemnification (which upon the reasonable request of the Company shall be secured by a bond or other adequate security) sufficient to protect it against any claim made against the Company on account of such lost, stolen, destroyed or mutilated certificate.

SECTION 8.   NOTICES.

             Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and delivered either by hand or sent by registered or certified mail, return receipt requested, a nationally-recognized overnight delivery service or facsimile transmission
(a) if to the Company, at its principal executive offices and (b) if to the Registered Holder of this Warrant, at the Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder). Any notice, request or communication hereunder shall be deemed to have been given (i) if by hand delivery, when delivered, and (ii) if by registered or certified mail, overnight delivery or facsimile transmission, when received. The Company shall be entitled to treat the Registered Holder of this Warrant as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, this Warrant.

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SECTION 9.   AMENDMENT AND WAIVER.

             The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Warrant.

SECTION 10.     DESCRIPTIVE HEADINGS; GOVERNING LAW.

             The descriptive headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the law of conflicts, of the State of Maryland.

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             IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

Attest:                                         SERAGEN, INC.


By:/s/                                          By:/s/Reed R. Prior
   _______________________                         _______________________
        Secretary                                   Reed R. Prior
                                                    Chief Executive Officer


                                 -41-

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                            EXHIBIT I

                        EXERCISE AGREEMENT


TO:  SERAGEN, INC.

             The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-__), hereby irrevocably elects to exercise the right of purchase ______ of the shares of Common Stock represented by such Warrant, and tenders herewith payment in full therefor at the Exercise Price per share as provided for in the Warrant.

             If such shares shall not be all the shares purchasable under the Warrant, the replacement warrant for the balance of the remaining shares purchasable under the Warrant shall be registered in the name of the Registered Holder or in the name of the assignee and to the address stated below.


Name of Assignee:__________________________
Address of Assignee:_______________________



                                    UNITED STATES SURGICAL CORPORATION



                                    By:/s/
                                       ________________________
                                       Name:
                                       Title:


                                    ATTEST:________________________


                                    Date:  ______________, ____



                                  -42-

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                            EXHIBIT II

                            ASSIGNMENT


             FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-___) with respect to the number of shares of Common Stock of Seragen, Inc. covered thereby set forth below, unto:

Name of Assignee       Address        No. of Shares












                                          UNITED STATES SURGICAL CORPORATION



                                          By:/s/
                                          ________________________________
                                          Name:
                                          Title:


                                          ATTEST:________________________

                                          Date:  ______________, ____


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